UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

HOME BISTRO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-170715	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4014 Chase Avenue, #212

Miami Beach, FL 33140

(Address of Principal Executive Offices, Zip Code)

(631) 964-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 25, 2020, Home Bistro, Inc., a Nevada corporation (the “Company”), entered into, and closed the transactions contemplated by, that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among the Company, Gratitude Keto Holdings, Inc., a Florida corporation (the “Buyer”), and the holder of all of the Company’s issued and outstanding shares of Series B Preferred Stock, $0.001 par value per share (such stock, the “Series B Preferred Stock”, and such stockholder, the “Stockholder”). Pursuant to the Asset Purchase Agreement, among other things, the Company agreed to sell to the Buyer all of the Company’s business, assets and properties used, or held or developed for use, in its functional RTD (Ready to Drink) beverage segment (the “RTD Business”), and the Buyer agreed to assume certain debts, obligations and liabilities related to the RTD Business, including but not limited to that certain Standard Exclusive License Agreement, effective January 8, 2018, with the University of South Florida Research Foundation, Inc. Furthermore, in connection with the Asset Purchase Agreement, the Company repurchased the 250,000 shares of Series B Preferred Stock held by the Stockholder. As a result, the Company has no outstanding shares of preferred stock.

The Asset Purchase Agreement contains customary representations and warranties and covenants from each of the parties. The Asset Purchase Agreement contains indemnification rights in favor of each of the parties following the Closing for breaches of representations or warranties and covenants and claims arising from the consummation of the transactions contemplated by the Asset Purchase Agreement.

Furthermore, the Company agreed that it and its affiliates will not, directly or indirectly, engage or participate in any manner in any business that is or may be reasonably considered to be competitive with the RTD Business.

The preceding summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Asset Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding certain of its terms. This information is not intended to provide any financial or other information about the parties to the Asset Purchase Agreement or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement are made only for purposes of the Asset Purchase Agreement and as of the date of the Asset Purchase Agreement, is solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the parties, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Asset Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, and such subsequent information may not be fully reflected in public disclosures by the parties to the Asset Purchase Agreement. The information in the Asset Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated September 25, 2020, by and among Home Bistro, Inc., Gratitude Keto Holdings, Inc. and the stockholder set forth therein.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BISTRO, INC.

	By:	/s/ Zalmi Duchman
Date: October 1, 2020		Name:	Zalmi Duchman
		Title:	Chief Executive Officer

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